Exhibit 10.2
ARCHSTONE-SMITH OPERATING TRUST
9200 E. Panorama Circle, Suite 400
Englewood, Colorado 80112
July 14, 2006
Archstone-Smith Trust
9200 E. Panorama Circle, Suite 400
Englewood, Colorado 80112
On this date we have executed and delivered the Third Supplemental Indenture dated as of July 14, 2006 to that certain the Indenture dated as of February 1, 1994, between Archstone-Smith Operating Trust, a Maryland real estate investment trust (the “Company”), and Morgan Guaranty Trust Company of New York, as trustee (“Morgan”), as supplemented by the First Supplemental Indenture dated as of February 2, 1994, between the Company, Morgan and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company), as successor trustee (the “Trustee”), and as further supplemented by the Second Supplemental Indenture dated as of August 2, 2004, between the Company and the Trustee, pursuant to which the Company issued $575,000,000 principal amount of its 4.0% Exchangeable Senior Notes due 2036 (the “Notes”). Article 8 of the Third Supplemental Indenture provides that under the circumstances and subject to the terms and conditions set forth therein, the Company has the right to deliver to holders of the Notes the common shares of beneficial interest of, par value $.01 per share (“Common Shares”), of Archstone-Smith Trust (the “Trust”) in satisfaction of all or a portion of the Company’s obligations under the Notes, at the election of the Company. If the Company elects to deliver Common Shares on account of Notes, such shares will first have to be issued by the Trust and then delivered at the direction of the Company to holders of the Notes. This letter agreement is intended to evidence the Trust’s contractual commitment to so issue Common Shares.
By countersigning this letter, the Trust hereby agrees that, if and when the Company gives notice to the Trust that it has elected under the Indenture to deliver Common Shares in satisfaction of any of its obligations under the Notes, which notice shall include references to the applicable provisions of the Indenture and calculations of the number of Common Shares to be delivered, the Trust shall issue within three (3) business days the required number of Common Shares and direct the transfer agent for the Common Shares to deliver such shares as instructed by the Company to holders of the Notes. The Trust will (i) issue Common Shares as described above under a then available registration statement under the Securities Act of 1933, as amended (the “Securities Act”) without transfer restrictions or (ii) as provided in Section 8.13 of the Third Supplemental Indenture, issue Common Shares that when so issued are “restricted securities” under the Securities Act (“Restricted Shares”). As of the date of this letter the Trust and the Company have entered into a Registration Rights Agreement granting the Company for the benefit of holders of Notes certain registration rights under the Securities Act with respect to such Restricted Shares.

This letter shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within said state, without giving affect to the conflict of laws principles thereof.
[Reminder of page intentionally left blank]

Please indicate your acceptance and agreement by signing below.

Sincerely Yours,

ARCHSTONE-SMITH OPERATING TRUST

By:
Name:	Rick D. Jacobsen
Title:	Senior Vice President and Treasurer
ACCEPTED AND AGREED BY:
ARCHSTONE-SMITH TRUST

By:
Name:	Rick D. Jacobsen
Title:	Senior Vice President and Treasurer

3